Exhibit 4.1

Digital Social Retail, Inc.

Units consisting of Common Stock, par value $0.001 per share (“Common Stock”) and

Warrants to purchase Common Stock (“Warrants”)

Regulation A 2017 Form of Subscription Agreement

This subscription agreement (the “Agreement”) is made as of the date set forth on the signature page below by and between the undersigned (the “Subscriber”) and Digital Social Retail, Inc., a Delaware corporation (the “Company”), and is intended to set forth certain representations, covenants and agreements between the Subscriber and the Company with respect to the offer and sale by the Company, pursuant to Regulation A of the Securities Act of 1933, as amended (the “Securities Act”), of a minimum of 1,000,000 units and a maximum of 2,000,000 units of the Company (the “Units”), each Unit consisting of one share of Common Stock and one Warrant, at an offering price of $4.25 per Unit, for an aggregate minimum offering amount of $4,250,000 and an aggregate maximum amount of $8,500,000 (the “Offering”). The Warrants have the rights, limitations and terms set forth in the Warrant Agreement attached hereto as Exhibit A. The Company has granted Oberon Securities, LLC, the agent engaged by the Company in connection with the Offering (the “Placement Agent”), an option for a period of 30 days to sell on a “best efforts” basis an over-subscription allowance of up to an additional 300,000 Units. The Units, and the Common Stock and Warrants of which the Units consist (collectively, the “Securities”), are highly speculative securities. Investing in such securities involves significant risks, including the risk that the Company will be unable to continue as a going concern. This investment is suitable only for investors who can afford to lose their entire investment. Furthermore, investors must understand that such investment could be illiquid for an indefinite period of time. No public market currently exists for such securities, and if a public market develops following the Offering, it may not continue.

Subscriber may not treat the contents of this Agreement and the offering statement (collectively, the “Offering Materials”) or any prior or subsequent communications from the Company or any of its subsidiaries or affiliates, or any of their respective officers, directors, employees or agents (including “testing the waters” materials) as investment, legal or tax advice. In making an investment decision, Subscriber must rely on its own examination of the Company and the terms of the Offering, including the merits and the risks involved. Subscriber should consult Subscriber’s own counsel, accountant and other professional advisor as to investment, legal, tax and other related matters concerning Subscriber’s proposed investment in the Offering.

The Company reserves the right in its sole discretion and for any reason whatsoever to modify, amend and/or withdraw all or a portion of the Offering and/or accept or reject in whole or in part any prospective investment in the Securities or to allot to any prospective investor less than the amount of Securities such investor desires to purchase.

Except as otherwise indicated, the Offering Materials speak as of their date. Neither the delivery nor the purchase of the Securities shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since that date.

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ARTICLE I

SUBSCRIPTION

1.01 Subscription. Subject to the terms and conditions hereof, Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company the number of Units set forth on the signature page to this Agreement, and the Company agrees to sell such Units to Subscriber at a purchase price of $4.25 per Unit for the total amount set forth on such signature page (the “Purchase Price”), subject to the Company’s right to sell to Subscriber such lesser number of Units as the Company may, in its sole discretion, deem necessary or desirable.

1.02 Delivery of Subscription Amount; Acceptance of Subscription; Delivery of Securities. Subscriber understands and agrees that this subscription is made subject to the following terms and conditions:

(a)   Contemporaneously with the execution and delivery of this Agreement, Subscriber shall pay the Purchase Price for the Units by check made payable to the escrow agent (the “Escrow Agent”), “WILMINGTON TRUST, N.A. as Escrow Agent for Digital Social Retail, Inc. Escrow”, or wire transfers to:

Wilmington Trust Company

ABA #: 031100092

A/C #: 122727-0000

A/C Name: Digital Social Retail, Inc. Escrow

Attn: Boris Treyger

International Wires:

M&T

Buffalo, New York

ABA: 022000046

SWIFT: MANTUS33

Beneficiary Bank: Wilmington Trust

Beneficiary ABA: 031100092

A/C #: 122727-0000

A/C Name: Digital Social Retail, Inc. Escrow

(b)   This subscription shall be deemed to be accepted only when this Agreement has been signed by an authorized officer or agent of the Company, and the deposit of the payment of the Purchase Price for clearance will not be deemed an acceptance of this Agreement;

(c)   The Company shall have the right to reject this subscription, in whole or in part;

(d)   The payment of the Purchase Price (or, in the case of rejection of a portion of the Subscriber’s subscription, the part of the payment relating to such rejected portion) will be returned promptly, without interest or deduction, if Subscriber’s subscription is rejected in whole or in part or if the Offering is withdrawn or canceled; and

(e)   Upon the release of Subscriber’s Purchase Price to the Company by the Escrow Agent, Subscriber shall receive notice and evidence of the digital entry (or other manner of record) of the number of Units owned by Subscriber reflected on the books and records of the Company and verified by VStock Transfer, LLC, the Company’s transfer agent in connection with the Offering (the “Transfer Agent”), which books and records shall bear a notation that the Units were sold in reliance upon Regulation A of the Securities Act.

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ARTICLE II

CLOSING

2.01     The Offering may continue until one (1) year from the date on which the Offering is qualified (the “Qualification Date”) by the U.S. Securities and Exchange Commission (the “SEC”), subject to extension for up to thirty (30) days with the mutual agreement of the Company and the Placement Agent, provided that, if the Company has received and accepted subscriptions for the minimum number of offered Units on or before the period ending one (1) year from the Qualification Date, or the end of the thirty (30) day extension, if exercised, then the Company will close on the minimum Offering amount (the “Initial Closing”) and the Offering will continue until the earlier of (i) the date which is 120 days after the Initial Closing, (ii) with the mutual agreement of the Company and the Placement Agent, a date which is less than 120 days after the Initial Closing in order to coordinate with the commencement of trading of Units, Common Stock and Warrants on an eligible market or (iii) the date on which the maximum Offering amount is sold (such earliest date, the “Termination Date”). If, at the Initial Closing, the Company has sold less than the maximum offered Units, then the Company will hold one or more additional closings for additional sales of Units (“Additional Closing”), up to the maximum number of offered Units until the Termination Date. Following the Initial Closing, the Company and the Placement Agent will consider various factors in determining the timing of any Additional Closings, including amount of proceeds received at the Initial Closing, the level of additional valid subscriptions received after the Initial Closing, and the eligibility of additional investors under applicable laws.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Representations and Warranties of the Subscriber

By executing this Agreement, Subscriber (and, if Subscriber is purchasing the Units subscribed for hereby in a fiduciary capacity, the person or persons for whom Subscriber is so purchasing) represents and warrants to the following, which representations and warranties are true and complete in all material respects as of the date of each closing date:

3.01 Requisite Power and Authority. Subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement. All action on Subscriber’s part required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the closing of the Offering applicable to such Subscriber. Upon execution and delivery, this Agreement will be a valid and binding obligation of Subscriber, enforceable in accordance with its terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) general principles of equity that restrict the availability of equitable remedies.

3.02 Investment Representations. Subscriber understands that the Securities have not been registered under the Securities Act or any state securities or blue sky laws and are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and state securities or blue sky laws. Subscriber also understands that the Securities are being offered and sold to Subscriber based in part upon Subscriber’s representations contained in this Agreement. Subscriber acknowledges that although an offering statement has been filed with the SEC, a copy of which has been delivered to Subscriber and is available at [link to final offering circular on EDGAR], such offering statement does not include the same information that would be included in a registration statement under the Securities Act. The Securities have not been approved or disapproved by the SEC, any state securities commission or other regulatory authority, nor have any of the foregoing authorities passed upon the merits of the Offering or the adequacy or accuracy of the offering statement.

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3.03 Illiquidity and Continued Economic Risk. Subscriber acknowledges and agrees that there is no ready public market for the Securities and that there is no guarantee that a market for their resale will ever exist. Subscriber must bear the economic risk of this investment indefinitely and the Company has no obligation to list the Securities on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Securities. Subscriber acknowledges that Subscriber is able to bear the economic risk of losing Subscriber’s entire investment in the Securities. Subscriber also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Securities.

3.04 Qualified Purchaser Status or Investment Limits. Subscriber represents that either:

(a)   Subscriber is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. Subscriber represents and warrants that the information set forth in response to Schedule A attached to this Agreement concerning Subscriber is true and correct; or

(b)   the Purchase Price set out in paragraph (b) of the signature page to this Agreement Signature Page, together with any other amounts previously paid by Subscriber to the Company to purchase Securities in the Offering, does not exceed 10% of the greater of the Subscriber’s annual income or net worth. Subscriber represents that to the extent it has any questions with respect to its status as an “accredited investor”, or the application of the investment limits, it has sought professional advice.

Subscriber understands that Subscriber should determine net worth for purposes of these representations and warranties by calculating the difference between total assets and total liabilities, and such determination (i) must exclude the value of the primary residence, (ii) must exclude any indebtedness secured by the primary residence up to the estimated fair market value of the primary residence as of the date of this Agreement (except that any such indebtedness that has been incurred within 60 days before the date of this Agreement, other than as a result of the acquisition of the primary residence, must be included) and (iii) must include any indebtedness secured by the primary residence above the estimated fair market value of the primary residence as of the date of this Agreement.

3.05 Stockholder Information. Within five days after receipt of a request from the Company or the Placement Agent, Subscriber hereby agrees to provide such information with respect to its status as a stockholder (or potential stockholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject, including, without limitation, the need to determine whether any of the Company’s prospective investors are “accredited investors”. Subscriber further agrees that in the event it transfers any Securities, it will require the transferee of such Securities to agree to provide such information to the Company as a condition of such transfer.

3.06 Company Information. Subscriber has read the offering statement filed with the SEC, including the offering circular included in such offering statement, and the section titled “Risk Factors” in such offering circular. Subscriber understands that the Company is subject to all the risks that apply to early-stage companies, whether or not those risks are explicitly set out in such offering circular. Subscriber acknowledges that no representations or warranties have been made to Subscriber, or to Subscriber’s advisors or representatives, by the Company or any of its subsidiaries or affiliates, or any of their respective officers, directors, employees or agents, or other third parties, with respect to the business or prospects of the Company or its financial condition.

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3.07 Valuation. Subscriber acknowledges that the price of the Securities was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to the value of the Securities. Subscriber further acknowledges that future offerings of Securities may be made at lower valuations, with the result that the Subscriber’s investment will bear a lower valuation.

3.08 Domicile. Subscriber maintains Subscriber’s domicile (and is not a transient or temporary resident) at the address shown on the signature page to this Agreement.

3.09 No Brokerage Fees. Except for the fees to be paid to the Placement Agent, there are no claims for brokerage commission, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement or related documents based on any arrangement or agreement binding upon Subscriber. Subscriber will indemnify and hold the Company harmless against any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim.

3.10 Foreign Investors. If Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Subscriber’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

Representations and Warranties of the Company

The Company hereby represents and warrants to Subscriber as follows:

3.11 Organization. The Company is a company duly organized and validly existing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as it is now being conducted. The Company is in good standing under the laws of the State of Delaware.

3.12 Due Authorization; Enforceability. The Company has all right, corporate power and authority to enter into, execute and deliver this Agreement. The execution and delivery by the Company of this Agreement and the compliance by the Company with each of the provisions of this Agreement are within the corporate power and authority of the Company and have been duly authorized by all requisite corporate and other action of the Company. This Agreement has been duly and validly executed and delivered by the Company, and this Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and for limitation imposed by general principles of equity, regardless of whether enforcement is sought at law or in equity and insofar as indemnification and contribution provisions may be limited by applicable law.

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3.13 Subsidiaries. Except as set forth in the offering circular, the Company does not own any securities or other interests in any corporation or other Person having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person. “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

3.14 Capitalization.

(a) As of September 20, 2017, before giving effect to the transactions contemplated in connection with the Offering, the Company’s authorized capital stock consists of 100,000,000 shares of Common Stock, of which 5,225,002 are issued and outstanding, and 10,000,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share, of which no shares are issued and outstanding. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(b) The Securities, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized and validly issued and outstanding, fully paid and non-assessable (in jurisdictions where such concept is recognized), free and clear of any and all encumbrances and not subject to the preemptive or other similar rights of any shareholders of the Company, other than restrictions imposed by applicable securities laws, including, but not limited to the General Corporation Law of the State of Delaware.

3.15 No Conflicts or Violation; Consents and Approvals. Neither the execution, delivery or performance by the Company of this Agreement, nor the consummation of the transactions contemplated hereby will conflict with, or result in a breach or a violation of, any provision of the organizational documents of the Company and (ii) constitute a breach, violation or default, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under any (1) law applicable to or binding on the Company or (2) provision of any commitment to which the Company is a party, except in the case where such conflict, breach, violation or default would not result in a Material Adverse Change. “Material Adverse Change” means any material adverse change on the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole.

3.16 Transactions With Affiliates and Employees. Other than as disclosed in the Offering Materials, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company, is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to, or otherwise requiring payments to, or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $100,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock options, restricted stock or other compensation-related agreements under any equity plan of the Company.

3.17 Investment Company. The Company is not, and immediately after receipt of payment for the Securities, and for so long as Subscriber holds any of the Securities, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act. The Company is not controlled by an “investment company” and shall not take any actions that would cause the Company to be controlled by an “investment company”.

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3.18 Office of Foreign Assets Control. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or its subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department. “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

3.19 Money Laundering. The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

ARTICLE IV

SURVIVAL; INDEMNIFICATION

4.01 Survival; Indemnification. All representations, warranties and covenants contained in this Agreement and the indemnification contained herein shall survive (a) the acceptance of this Agreement by the Company, (b) changes in the transactions, documents and instruments described herein which are not material or which are to the benefit of Subscriber, and (c) the death or disability of Subscriber. Subscriber acknowledges the meaning and legal consequences of the representations, warranties and covenants in Article III hereof and that the Company has relied upon such representations, warranties and covenants in determining Subscriber’s qualification and suitability to purchase the Securities. Subscriber hereby agrees to indemnify, defend and hold harmless the Company, its subsidiaries, and any of their respective officers, directors, employees, agents and controlling persons, from and against any and all losses, claims, damages, liabilities, expenses (including attorneys’ fees and disbursements), judgments or amounts paid in settlement of actions arising out of or resulting from the untruth of any representation of Subscriber herein or the breach of any warranty or covenant herein by Subscriber. Notwithstanding the foregoing, however, no representation, warranty, covenant or acknowledgment made herein by Subscriber shall in any manner be deemed to constitute a waiver of any rights granted to it under the Securities Act or state securities laws.

ARTICLE V

MISCELLANEOUS PROVISIONS

5.01 Captions and Headings. The Article and Section headings throughout this Agreement are for convenience of reference only and shall in no way be deemed to define, limit or add to any provision of this Agreement.

5.02 Notification of Changes. Subscriber agrees and covenants to notify the Company immediately upon the occurrence of any event prior to the consummation of the Offering that would cause any representation, warranty, covenant or other statement contained in this Agreement to be false or incorrect or of any change in any statement made herein occurring prior to the consummation of the Offering.

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5.03 Assignability. This Agreement is not assignable by Subscriber, and may not be modified, waived or terminated except by an instrument in writing signed by the party against whom enforcement of such modification, waiver or termination is sought.

5.04 Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns.

5.05 Obligations Irrevocable. The obligations of Subscriber shall be irrevocable, except with the consent of the Company, until the consummation or termination of the Offering.

5.06 Entire Agreement; Amendment. This Agreement states the entire agreement and understanding of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written. No amendment of the Agreement shall be made without the express written consent of the parties.

5.07 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provision hereof, which shall be construed in all respects as if such invalid or unenforceable provision were omitted.

5.08 Venue; Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

5.09 Notices. All notices, requests, demands, consents, and other communications hereunder shall be transmitted in writing and shall be deemed to have been duly given when hand delivered or sent by certified mail, postage prepaid, with return receipt requested, addressed to the parties as follows: to Digital Social Retail, Inc., 205 East 42nd Street, New York, New York 10017, and to Subscriber, at the address indicated on the signature page to this Agreement. Either party hereto may change its address for purposes of this Section 5.09 by giving notice to the other party as provided herein.

5.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

[signature pages follow]

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DIGITAL SOCIAL RETAIL, INC. AGREEMENT SIGNATURE PAGE

The undersigned, desiring to purchase Units of Digital Social Retail, Inc., by executing this signature page, hereby executes, adopts and agrees to all terms, conditions and representations of the Agreement.

Section 1 - Purchase Amount
Number of Units				Total Deemed Purchase Price ($4.25 per unit)

Section 2 - Subscriber Information
Subscriber Type (√ one):		☐ Individual	☐ Joint		☐ Corporation/Trust/Other

Full Name of Subscriber (or joint Subscribers or entity, if applicable)					Main Telephone #	SIN or Business #

Full Name and Title of Authorized Signatory (if applicable)					Email Address

Address For Mailing Purposes (street, city, province and postal code)
.

Name of Contact Person (if Subscriber is not an individual):

Section 3 - Registration Instructions			☐ Same as Above		☐ Different than Section 2 (as below)
Name and Account (if applicable)					Email Address/Contact Name

Address (street, city, province and postal code)

Section 4 - Registered Plan (√ check one)
For a Subscriber acquiring through a registered plan, specify the type of account:
	☐ RRSP	☐ RRIF	☐ TFSA	☐ Other:

Section 5 - Qualification for Securities Exemption (√ check one and complete applicable Schedule(s) )
The Subscriber understands that the Units are being offered pursuant to Regulation A of the Securities Act, and represents and certifies that it is acquiring the Units and qualifies under one of the following categories of eligible investors under Regulation A of the Securities Act.
☐	Subscriber is an “accredited investor” (as that term is defined in Regulation D under the Securities Act). The undersigned has checked the appropriate box on the Certificate of Accredited Investor Status on Schedule A attached hereto indicating the basis of such accredited investor status.

☐	The amount set forth in Section 1 above (together with any previous investments in the Securities pursuant to the Offering) does not exceed 10% of the greater of the undersigned’s net worth or annual income.

Section 6 - Subscriber's Signature and Consent (√ check consent and sign)
☐	By executing this Agreement, the Subscriber is consenting (on his/her/its own behalf and, if applicable, on behalf of the beneficial purchaser for whom Subscriber is contracting), to the collection, use and disclosure of personal information.

Subscriber Signature	Witness Signature
☒	☒

Joint Subscriber Signature (if applicable)	Witness Name
☒

Section 7 - Acceptance by Digital Social Retail, Inc.
This subscription is accepted by:

Digital Social Retail, Inc. ☒
Per: Sylvain Bellaïche, CEO & President

Effective Acceptance Date: _______________________

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Schedule A

Certificate of U.S. Accredited Investor Status

Accredited Investor’s Not Subject to Investment Limits Under Regulation A Tier 2
You acknowledge that, by qualifying as a U.S. Accredited Investor, you are not subject to investment limits under Regulation A Tier 2.

You are an Accredited investor as that term is defined in Regulation D under the Securities Act of 1933, as amended (the "Act"), because:		Your initials
U.S. Accredited Investor	A bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(a)(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are "accredited investors".
A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.
A natural person whose individual net worth, or joint net worth with the undersigned's spouse, excluding the "net value" of his or her primary residence, at the time of this purchase exceeds $1,000,000 and having no reason to believe that net worth will not remain in excess of $1,000,000 for foreseeable future, with "net value" for such purposes being the fair value of the residence less any mortgage indebtedness or other obligation secured by the residence, but subtracting such indebtedness or obligation only if it is a liability already considered in calculating net worth.
A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the undersigned's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.
An entity in which all of the equity holders are "accredited investors" by virtue of their meeting one or more of the above standards.

4. Your name and signature
First and last name of individual (please print):
Signature:	Date:
Name of entity (please print):
Print Name:	Title:
Signature:	Date:

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Exhibit A

Warrant Agreement

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